SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 18, 2005
                               ------------------
                                 Date of Report
                       (Date of earliest event reported)


                         Xerion EcoSolutions Group Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                         Suite 905, 102-4369 Main Sreet
                           Whistler, BC Canada V0N 1B4
               ---------------------------------------------------
                    (Address of principal executive offices)


                                  604.902.0178
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)



         Colorado                      000-26760                 84-1286065
----------------------------        ---------------         --------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of Incorporation)                File Number)           Identification No.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Xerion EcoSolutions Group Inc. ("Xerion") and Town House Land Limited ("Town House") to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe Xerion's and Town House's future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Xerion's and Town House's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Xerion undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

General. Xerion EcoSolutions Group Inc. ("Xerion") entered into a definitive Stock Exchange Agreement (the "Agreement") under which Town House Land Limited ("Town House") was acquired by Xerion in consideration of the issuance of common stock of Xerion representing 98.75% ownership interest of Xerion to the owners of Town House and its designees.

The closing of the Agreement was conditioned upon, among other things, customary closing conditions, including the satisfaction of both Xerion and Town House with their due diligence investigations of the other party. The closing occurred on October 31, 2005.

                                    BUSINESS

The principal business operations of Town House is real estate development. Its operations are conducted by and through its subsidiaries, (i) Town House (Wuhan) Land Limited (formerly called Wuhan Pacific Real Estate Development Company Limited ("Town House-Wuhan")) located in Hong Kong in The People's Republic of China (the "PRC"), (ii) Town House (Miami) Corporation, a Florida corporation, and (iii) Town House Land (USA) Inc., a California corporation.

      The principal executive offices of Town House in the PRC are at 128 Gloucester Road, Wanchai, Hong Kong, The People's Republic of China; telephone 011-852-2517-783.

        The corporate organization of Town House is as follows:

                              ---------------------
                                   Town House
                              ---------------------
                                       |
--------------------------------------------------------------------------------
          |                            |                             |
---------------------         ---------------------        ---------------------
  Town House (Miami)              Town House                  Town House Land
     Corporation                 (Wuhan) Land                 (USA) Corporation
---------------------               Limited                ---------------------
                              ---------------------

      Town House is a limited liability company organized in 2003 in the Hong Kong Special Administrative Region in the PRC, as a holding company.

      Town House owns 97% of Town House-Wuhan which was organized in Hubei Province in the PRC as a limited liability company in 1995. Substantially all of the assets and operations of Town House in the PRC are conducted through Town House-Wuhan.

      Town House Miami Corporation is a Florida corporation organized on November 18, 2004.

Town House (Wuhan) Land Limited

      Town House-Wuhan is one of the first privately owned property developers in Wuhan City in the PRC and is one of the largest property developers in Wuhan City, based on a list of top 100 property development enterprises in Wuhan City in terms of gross floor area ("GFA"), published by the Wuhan Statistics Bureau and the Development Research Center. It had engaged principally in the development and sale of high quality commercial and private residential properties catering to the middle-class residential property market in Wuhan City and in Yi Chang.

      Its portfolio of properties under development are currently all located in Wuhan City and Yi Chang, and target different segments within the mass residential property market, including young white color employees, middle to senior managers in enterprises, entrepreneurs and families with young children. These upwardly mobile people represent the emerging middle class in Wuhan City and are a growing source of demand in the mass residential property market.

      As of June 30, 2005, Town House-Wuhan reports that it has equity interests in six property development projects in Wuhan City, with an approximate GFA of 200,000 square meters and an aggregate site area of approximately 100,566 square meters. Town House-Wuhan has obtained land use rights certificates in respect of each of these six property development projects. In addition, Town House-Wuhan has not yet obtained land use rights certificates in respect of, but has interest in and plans to develop a further five projects in Wuhan City with an approximate GFA of 252,000 square meters and an aggregate site area of approximately 70,000 square meters. Since the relevant land use rights certificates have not yet been issued or obtained, no commercial value has been assigned to any of these five additional projects or in the calculation of their adjusted net tangible asset value.

      Town House-Wuhan aims to further solidify its position in Wuhan City, and also plans to expand its focus on property business to Yi Chang. Town House-Wuhan also indicates that it will pursue quality business opportunities in other fast growing cities in China, if market conditions are appropriate.

      Town House-Wuhan was organized as a limited liability company in The People's Republic of China ("PRC") on December 18, 1995. The primary purpose of Town House-Wuhan was real estate development including apartments, retail and commercial facilities, and mixed use buildings. The principal executive office of Town House-Wuhan is located at No. 250 Jianghan Road, 32 Diamond Mansion, Jiang'an District, Wuhan City, Hubei Province in the PRC.

Property Development

      Town House-Wuhan is principally engaged in the design and construction of luxury apartment buildings and mixed use buildings in the City of Wuhan and the City of Yi Chang in the PRC. The apartments are primarily held for sale to middle income to upper level income customers. Certain properties developed by Town House-Wuhan are mixed-use properties that also include retail and commercial floors on the lower levels of the buildings.

Information concerning Wuhan City

      Wuhan City, located in central inland China, has played an important role of connecting the east with the west, the south with the north in the PRC. Wuhan City, with an urban population of approximately 8 million, ranks as the sixth city among the top 25 cities in the PRC with favorable development potential. In 2001, the GDP of the city reached 134.8 billion Yuan (US$0.12 per one Yuan), or 12% higher than 2000; and the annual income of citizens of Wuhan City was 7,304 Yuan, or an increase of 8% over 2000.

      Located at the middle reaches of the Yangtze River, Wuhan is a thoroughfare to nine provinces in the PRC. The Beijing-Guangzhou Railway and the Yangtze River intersect in Wuhan City. The Beijing-Kowloon Railway and Wuhan-Guangzhou Railway also connect in the city. The Beijing-Zhuhai and Shanghai-Chengdu super highway also cross at Wuhan City. In addition, a high-speed railway along the Yangtze River is in the process of being constructed. This high-speed road, railway and river transportation methods make Wuhan a transportation hub.

      Wuhan City is the largest logistics and commercial center in inland China. Commodities can easily be transported to 5 provinces around Wuhan, such as Hunan, Jiangxi, Anhui, Henan and Sichuan, which have a combined population of nearly 400 million. There are presently more than 10,000 commercial organizations, 105,000 business branches, and 8 department stores in Wuhan City.

      As an important industrial base in China, Wuhan City has a very solid foundation in either high-tech industry or traditional manufacturing. Along the 88 kilometer ring of the city, a series of industrial zones have been established, such as China Optical Valley, Sino-Citroen Automobile City, Taiwan Business Zone and Yangluo Development Zone. With 33 different sectors and more than 30,000 industrial enterprises, Wuhan City has businesses encompassing all industries, including iron and steel, automobile, machinery, petrochemical, optical telecom, Chinese and western medicine, biology engineering, textile, garment, food industry, etc.

      Wuhan City is a technology research and education center, with its research and education capacity ranked third in the country, behind Beijing and Shanghai. There are 35 universities in the city, serving approximately 300,000 students. There are 736 science research institutes and 10 national labs in Wuhan City.

      In recent years, the Wuhan Municipal Government has focused on policies favoring an open business environment and environmental renovation, and the investment environment of Wuhan City has been continuously improved. A series of important infrastructure projects have been finished, such as the Wuhan International Airport, Airport Super Highway, No. 1 Yangtze River Bridge, No. 3 Yangtze River Bridge, an extensive telephone system, a water plant, a power plant and a waist water treatment plant.

Market

      The principal market of Town House for its real estate development activities has been in the City of Wuhan and the City of Yi Chang in the PRC.

      The City of Wuhan is the capital of Hubei Province in central China. Wuhan City is the sixth largest city in the PRC with a population of approximately 8,000,000. Wuhan City is an important transportation center on the Jianhan Plain, sitting at the confluence of the Yangtze River, the Hanjiang River, and its longest branch - the Hansui River. The City of Wuhan is comprised of three cities: Hanyang, Wuchang and Hankou.

      Because of the significant economic growth and development of central China, the City of Wuhan has experienced increasing demand for luxury residential properties and for retail and commercial space. The concept of mixed use buildings with retail and commercial space on the street level and the lowest floors with luxury apartment units on the higher floors has become increasingly popular in the PRC. As a result, recent building activity of Town House has been designed with the mixed use concept as principal objective.

      Town House is in competition with other real estate development companies in the City of Wuhan, some of which are larger and have greater financial resources than Town House.

Government Regulation

      Its projects in the PRC are subject to various laws and governmental regulations, such as zoning regulations, relating to its business operations and project developments. It must obtain and keep current various licenses, permits and regulatory approvals for its development projects. Town House-Wuhan believes that it is in compliance with all laws, rules and regulations applicable to its projects and that such laws, rules and regulations do not currently have a material impact on its operations. Due to the increasing levels of development in the areas of China where it currently operates, it is possible that new laws, rules and/or regulations may be adopted that could affect its projects or proposed projects. The enactment of such laws, rules or regulations in the future could have a negative impact on its projected growth or profitability, which could decrease its projected revenues or increase its costs of doing business.

Employees

      As of September 30, 2005, Town House had approximately 150 employees. No employee group is covered under a collective bargaining agreement. Town House and Wuhan Pacific believe their relationship with their employees is good.

Legal Proceedings

      Town House and its subsidiaries are not a party to, nor are any of our respective properties the subject of, any material pending legal or arbitration proceedings.

Risk Factors

      Expansion Risks. Town House anticipates that its proposed expansion of its real estate development activities will include the construction of new building projects. Town House's cost estimates and projected completion dates for construction of new building projects may change significantly as the projects progress. In addition, Town House's projects will entail significant construction risks, including shortages of materials or skilled labor, unforeseen environmental or engineering problems, weather interferences and unanticipated cost increases, any of which could have a material adverse effect on the projects and could delay their scheduled openings. A delay in scheduled openings will delay Town House's receipt of increased sales revenues.

      New Projects. The projects of Town House to finance, develop, and expand its real estate processing facilities will be subject to the many risks inherent in the rapid expansion of a high growth business enterprise, including unanticipated design, construction, regulatory and operating problems, and the significant risks commonly associated with implementing a marketing strategy in changing and expanding markets. There can be no assurance that any of these projects will become operational within the estimated time frames and projected budgets at the time Town House enters into a particular agreement, or at all. In addition, Town House may develop projects as joint ventures in an effort to reduce its financial commitment to individual projects. There can be no assurance that the significant expenditures required to expand its real estate processing plants will ultimately result in the establishment of increased profitable operations.

      When Town House's future expansion projects become operational, Town House will be required to add and train personnel, expand its management information systems and control expenses. If Town House does not successfully address Town House's increased management needs or Town House otherwise is unable to manage its growth effectively, Town House's operating results could be materially and adversely affected.

      Uncertainty of Market Acceptance. Town House is currently selling its developed properties principally in the City of Wuhan and the City of Yi Chang. Achieving market acceptance for Town House's properties, particularly in new markets, will require substantial marketing efforts and the expenditure of significant funds. There is substantial risk that any new markets may not accept or be as receptive to Town House's properties. Market acceptance of Town House's current and proposed properties will depend, in large part, upon the ability of Town House to inform potential customers that the distinctive characteristics of its properties make them superior to competitive properties and justify their pricing. There can be no assurance that Town House's current and proposed properties will be accepted by consumers or that any of Town House's current or proposed properties will be able to compete effectively against other properties. Lack of market acceptance of Town House's properties would have a material adverse effect on Town House.

      Changing Consumer Preferences. As is the case with other companies' new real estate developments, Town House is subject to changing consumer preferences and location-related concerns.

      Sales Force. Town House intends to hire additional sales personnel. There is no assurance that hiring these additional sales people will result in increased sales. Town House anticipates using independent sales agents to sell and distribute its real estate development projects. Town House cannot predict whether it will be able to obtain and maintain satisfactory sales arrangements and the failure to do so could have a material adverse effect on its business, operations and finances.

      Geographic Concentration; Fluctuations in Regional Economic Conditions. Nearly all of Town House's sales are concentrated in the central area of the PRC. Accordingly, Town House is susceptible to fluctuations in its business caused by adverse economic conditions in this region. Difficult economic conditions in other geographic areas into which Town House may expand may also adversely affect its business, operations and finances.

      Dependence on Executives. Town House is highly dependent on the services of Mr. Fang Zhong , Mr. Fang Weifeng, and Mr. Fang Weijun, and the loss of their services would have a material adverse impact on the operations of Town House. They have been primarily responsible for the development of Town House and the development and marketing of its real estate projects. Town House has not applied for key-man life insurance on the lives of these executives, but may do so in the future.

      Competition. The real estate business is highly competitive and, therefore, Town House faces substantial competition in connection with the marketing and sale of its projects. In general, real estate properties are price sensitive and affected by many factors beyond the control of Town House, including changes in consumer tastes, fluctuating commodity prices and changes in supply due to weather, production, and natural disasters. Town House's real estate properties face competition from other developers in its marketing areas; Most of Town House's competitors are well established, have greater financial, marketing, personnel and other resources, have been in business for longer periods of time than Town House, and have projects that have gained wide customer acceptance in the marketplace. The largest competitors of Town House are state-owned companies owned by the government of the PRC. Large foreign real estate companies have also entered the real estate industry in the PRC. The greater financial resources of such competitors will permit them to procure properties and to implement extensive marketing and promotional programs, both generally and in direct response to advertising claims by Town House.

      Lack of Property and General Liability Insurance. Town House and its subsidiaries are self-insured, and they do not carry any property insurance, general liability insurance, or any other insurance that covers the risks of their business operations. As a result, any material loss or damage to its properties or other assets, or personal injuries arising from its business operations would have a material adverse affect on its financial condition and operations.

      Government Regulation. Town House is subject to extensive regulation by the PRC and by other province, county and local authorities in jurisdictions in which its properties are sold. Town House believes that it is currently in substantial compliance with all material governmental laws and regulations and maintains all material permits and licenses relating to its operations. Nevertheless, there can be no assurance that Town House will continue to be in substantial compliance with current laws and regulations, or whether Town House will be able to comply with any future laws and regulations. To the extent that new regulations are adopted, Town House will be required to conform its activities in order to comply with such regulations. Failure by Town House to comply with applicable laws and regulations could subject Town House to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on its business, operations and finances.

      Doing Business in the PRC. Doing business in the PRC involves various risks including internal and international political risks, evolving national economic policies as well as financial accounting standards, expropriation and the potential for a reversal in economic conditions. Since the late 1970s, the government of the PRC has been reforming the PRC economic system. These reforms have resulted in significant economic growth and social progress. Although we believe that economic reform and the macroeconomic policies and measures adopted by the current PRC government will continue to have a positive effect on economic development in the PRC and that we will continue to benefit from such policies and measures. These policies and measure may from time to time be modified or revised. Adverse changes in economic policies of the PRC government or in the laws and regulations, if any, could have a material adverse effect on the overall economic growth of the PRC, and could adversely affect our business operations.

      The PRC currency, "Renminbi", is not a freely convertible currency, which could limit our ability to obtain sufficient foreign currency to support our business operations in the future.

      Town House relies on the PRC government's foreign currency conversion policies, which may change at any time, in regard to our currency exchange needs. We receive substantially all of our revenues in Renminbi, which is not freely convertible into other foreign currencies. In the PRC, the government has control over Renminbi reserves through, among other things, direct regulation of the conversion or Renminbi into other foreign currencies and restrictions on foreign imports. Although foreign currencies which are required for "current account" transactions can be bought freely at authorized PRC banks, the proper procedural requirements prescribed by PRC law must be met. At the same time, PRC companies are also required to sell their foreign exchange earnings to authorized PRC banks and the purchase of foreign currencies for capital account transactions still requires prior approval of the PRC government. This type of heavy regulation by the PRC government of foreign currency exchange restricts certain of our business operations and a change in any of these government policies, or any other, could further negatively impact our operations.

      Fluctuations in the exchange rate between the PRC currency and the United States dollar could adversely affect its operating results.

      The functional currency of our operations in the PRC is "Renminbi". Results of our operations are translated at average exchange rates into United States dollars for purposes of reporting results. As a result, fluctuations in exchange rates may adversely affect our expenses and results of operations as well as the value of our assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. Although we may use hedging techniques in the future (which we currently do not use), we may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock prices.

      As a company based in the PRC, our shareholders may have greater difficulty in obtaining information about us on a timely basis than would shareholders of a U.S.-based company. Our operations will continue to be conducted in the PRC and shareholders may have difficulty in obtaining information about us from sources other than us. Information available from newspapers, trade journals, or local, regional or national regulatory agencies such as issuance of construction permits, contract awards for development projects, etc. will not be readily available to shareholders. Shareholders will be dependent upon our management for reports of our progress, development, activities and expenditure of proceeds.

      In order for the PRC subsidiaries of Town House to pay dividends in the United States, a conversion of Renminbi into US dollars is required. Under current PRC law, the conversion of Renminbi into foreign currency generally requires government consent. Government authorities may impose restrictions that could have a negative impact in the future on the conversion process and upon the ability of Town House to meet its cash needs, and to pay dividends to its shareholders. However, the subsidiaries of Town House are presently classified as a wholly owned foreign enterprise ("WOFE") in the PRC that have verifiable foreign investment in the PRC, funding having been made through an official PRC banking channel. Because the subsidiaries of Town House qualify for treatment as a WOFE, the subsidiaries can declare dividends and their funds can be repatriated to Town House in the United States under current laws and regulations in the PRC.

      Dependence on Additional Capital. Town House's expansion plans will require substantial capital investment. Town House intends to pay for its expansion using cash, capital stock, notes and/or assumption of indebtedness.
Most of the proceeds from this offering will be required by Town House for, among other purposes, establishing additional production locations; acquiring equipment and funding inventory, and work in process. The cash generated internally and cash available from the offering may not be sufficient to provide all of the capital required for such purposes and future operations. Town House may require additional debt and/or equity financing in order to provide for such capital. There can be no assurance, however, that such financing will be available on terms satisfactory to Town House, if at all. Failure by Town House to obtain sufficient additional capital in the future could limit Town House's ability to fully implement its business strategy. Debt financings, if available, may result in increased interest and amortization expense, increased leverage, decreased income available to fund further acquisitions and expansion, and may limit Town House's ability to withstand competitive pressures and render Town House more vulnerable to economic downturns. Future equity financings may dilute the equity interest of existing shares of Common Stock.

Management of Town House

      Directors and Officers. The following table sets forth certain information regarding the executive officers and directors of Town House. All officers serve at the pleasure of the Board of Directors. Directors serve until the election and qualification of their successors.

Name                        Age                Position
----                        ---                --------

Fang Zhong                  41          Chairman, Director, Chief Executive
                                        Officer and President

Fang Weifeng                35          Director and Vice President

Fang Weijun                 38          Director and Vice President

Hu Min                      25          Director and Vice President

      The following is information of the business experience of each director and officer of Town House.

      Mr. Fang Zhong is the founder and has been the Chairman of the Board, Chief Executive Officer and President of Town House since its organization in 2003. From 1995 to the present, he has been the Chief Executive Officer and a director of Wuhan Pacific which is the principal operating subsidiary of Town House. Mr. Fang Zhong received Bachelor of Science degree in industrial and domestic architecture from the Wuhan Institute of Urban Construction. He also participated in the MBA program at Northern Jiaotong University. He has received various awards, including "Young Entrepreneur in Central-south Area" of the PRC, and "One of Ten Excellent Young Entrepreneurs Leading Private Enterprises in Wuhan". He also holds various significant positions such as the Standing Director Hubei Physical Culture Foundation, Deputy to Jiang'an District People's Congress, a Standing Member to Jiang'an District Political Consultative Conference, and the Vice Chairman of Jiang'an District Young People Association, etc.

      Mr. Fang Wei Feng has been employed as the manager of the materials department and construction operations responsible for construction material purchases and distribution, since 1996. He became a director and Vice President-Construction Operations of Town House in 2003.

      Mr. Fan Wei Jun has been employed as the manager of the engineering department since 2000. He has been an employee of Town House-Wuhan for over ten
(10) years. He became the General Manager of Operations of Town House-Wuhan in 2003. He attended Zhengzhou College and graduated in 1985.

      Ms. Hu Min has been employed as the Human Resources Manager of Town House-Wuhan since 2000. She graduated from Wuhan University in 2001.

      Mr. Fang Zhong is married to Ms. Hu Min. Fang Zhong, Fang Weifeng and Fang Weijun are brothers.

Certain Federal Income Tax Consequences

      Xerion has not sought an opinion as to the tax consequences of the reverse merger because the reverse merger will be treated for tax purposes as an acquisition of all of the stock of Town House in an exchange for shares of Common Stock of Xerion. Xerion believes that the acquisition will constitute a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly, Xerion will not recognize any gain or loss on such exchange.

      IRC sections 354 and 368 state that no gain or loss shall be recognized (by the corporations) if the acquiring corporation acquires the target's stock solely in exchange for its own voting stock and the acquiring corporation is in control of the target immediately after the acquisition. IRC section 368(c) defines control to represent 80% of the total combined voting power of all classes of stock. The acquisition of Town House as a wholly-owned subsidiary is considered to be a reverse acquisition in which Xerion will acquire control of Town House. The shares issued by Xerion to be distributed to Town House will be equivalent voting shares. The Stock Exchange Agreement appears to satisfy these IRC sections.

      In addition to the formal requirements of the IRC, the transaction must meet certain substantive non-statutory requirements developed through case law and IRS regulations. These non-statutory rules may change what is in form a reorganization into a taxable transaction. These two requirements are "Continuity of Interest" and "Continuity of Business Enterprise." Continuity of Interest requires that a substantial part of the value of the proprietary interest in the target must be preserved. The Stock Exchange Agreement appears to satisfy this requirement. Continuity of Business Enterprise requires the acquiring corporation to continue to use the target's historic business or a significant portion of the target's historic business assets in the business.
Xerion will preserve Town House's business and continue to use Town House's assets in the wholly-owned Town House subsidiary.

      In addition to these considerations, Xerion expects that its ability to utilize on an annual basis its net operating loss carry-forward ("NOL") will be eliminated entirely by the acquisition. This is due to the fact that Xerion will not be considered during the two-year periods following the acquisition, to have continued Xerion's historic business or to have used a significant portion of Xerion's assets.

REPORTS OF BENEFICIAL OWNERSHIP

      Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who own more than ten percent (10%) of a registered class of its equity securities to file reports of ownership and changes in their ownership on Form(s) 3, 4, and 5 with the U.S. Securities and Exchange Commission, and forward copies of such filings to the Company. Based on the copies of filings received by the Company, each of the new officers and directors filed a Form 3 with the Securities and Exchange Commission reporting their respective stock ownership in the Company. All of these filings were made on November 2, 2005, the date the reports were due.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Colorado Business Corporation Act (the "Act"), Sections 7-109-101 through 7-109-107, contain indemnification provisions which permit indemnification by a Colorado corporation of a director or an officer against liability incurred in a proceeding if the person conducted himself or herself in good faith and reasonably believed his or her conduct was in the corporation's best interests, and that in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and in the case of a criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful. Section 7-109-103 of the Act provides that a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

      Section 1-109-110 of the Act provides that a corporation shall give written notice to the shareholders if the corporation indemnifies or advances expenses to a director with or before the notice of the next shareholders' meeting.

      The fifth Article of the Articles of Incorporation of Xerion provides that Xerion shall have the right to indemnify any person to the fullest extent allowed by the laws of the State of Colorado, except as may be limited by the By-Laws of Xerion. Article V of the By-Laws of Xerion provides that Xerion shall indemnify directors and officers for expenses and liabilities in such manner and to the extent provided by Colorado statutes.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, Xerion has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and, is therefore, unenforceable.

                             EXECUTIVE COMPENSATION

COMPENSATION

      The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to Town House and its subsidiaries for the fiscal years ended December 31, 2004, 2003, and 2002, by the person serving in the capacity of chief executive officer and any other highly compensated executive officers of Town House. This information includes the dollar amount of annual base salaries.

SUMMARY COMPENSATION TABLE

      The following table discloses compensation during the years ended December 31, 2004, 2003 and 2002, for the Chief Executive Officers of Xerion and/or Town House.

------------------------- -------- ------------------------------------- -------------------------------------------- -------------
                                                                                     Long-Term Compensation
                                                                         --------------------------------------------
                                            Annual compensation                     Awards                Payouts
------------------------- -------- ------------------------------------- -------------------------------- ----------- -------------
                                                             Other                      Securities
Name and                                                     Annual      Restricted     Underlying                    All Other
Principal                Fiscal                              Compen-     Stock          Options/          LTIP        Compen-
Position                 Year      Salary      Bonus         sation      Awards         SARs              Payouts     sation
------------------------ --------- ----------- ------------- ----------- -------------- ----------------- ----------- -------------
Fang Zhong (1)           2004      $12,480     $    0        $     0     - - -          - - -             - - -       - - -
Chairman, Director,      2003      $10,985     $    0        $     0     - - -          - - -             - - -       - - -
Chief Executive          2002      $ 6,197     $    0        $     0     - - -          - - -             - - -       - - -
Officer, President and
Treasurer

------------------------ --------- ----------- ------------- ----------- -------------- ----------------- ----------- -------------

------------------------ --------- ----------- ------------- ----------- -------------- ----------------- ----------- -------------
Benjamin Traub           2004      $60,000     $    0        $     0     - - -          - - -             - - -       - - -
Director and former      2003      $60,000     $    0        $     0     - - -          150,000 shares    - - -       - - -
Chief Executive Officer                                                                 of common stock
and President            2002      $     0     $    0        $     0     - - -                            - - -       - - -
------------------------ --------- ----------- ------------- ----------- -------------- ----------------- ----------- -------------

(1) Excludes use of an automobile provided by Town House and certain personal benefits that are valued at less than levels which would otherwise require disclosure under the rules of the U.S. Securities and Exchange Commission.

STOCK OPTION PLAN

      Xerion has not adopted any stock option plan and no options have been issued, or are proposed to be issued, to the named directors and executive officers of the Company at the present time.

EMPLOYMENT CONTRACTS

      Xerion has no employment agreements or consulting agreements with any of the directors or officers of Xerion.

BENEFIT PLANS

      Xerion does not have any pension plan, profit sharing plan, or similar plans for the benefit of its officers, directors or employees. However, Xerion may establish such plans in the future.

COMPENSATION OF DIRECTORS

      Xerion has not adopted any plan or arrangement for compensating directors for their services.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of October 31, 2005, the number and percentage of the 227,321,840 shares of the total outstanding common stock of Xerion that were beneficially owned by each person who is currently a director or director-elect (who are also all of the executive officers). Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned.

NAME AND ADDRESS                         COMMON STOCK           PERCENT OF CLASS
----------------                         ------------           ----------------

Fang Zhong (1)(3)                       187,640,540 (2)            82.5% (2)
Suite A-C, 20/F Neich Tower
128 Gloucester Road
Wanchai, Hong Kong
The People's Republic of China

Hu Min (1)                                 6,201,340                 2.73%
Suite A-C, 20/F Neich Tower
128 Gloucester Road
Wanchai, Hong Kong
The People's Republic of China

Fang Weijun (3)                            6,201,340                 2.73%
Suite A-C, 20/F Neich Tower
128 Gloucester Road
Wanchai, Hong Kong
The People's Republic of China

Officers and directors
 as a group (4 persons)                  200,043,220                   88%
------------------------------------------------

(1)   Mr. Fang Zhong and Ms. Hu Min are husband and wife.
(2) Includes 6,201,340 shares of common stock of the Company held in trust for the minor nephew of Mr. Fang Zhong.
(3)   Mr. Fang Zhong and Mr. Fang Weijun are brothers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the past two years ended December 31, 2004 and 2003, and during the six month period ended June 30, 2005, Town House has received from time to time short-term advances for general corporate purposes from Mr. Fang Zhong, a director and an officer of Town House. Town House has previously established the practice of making advances for business related costs and expenses to its executive officers.

      A summary of advances to and from the executive officers and directors of Town House during 2004 and 2003 and during the interim period ended June 30, 2005 (unaudited) are as follows:

                                                     Maximum outstanding
                                                        balance during
                                                          the period
                           Balance at December 31,           ended      Security
Name                      2004                2003       June 30, 2005    held
----                      ----                ----       -------------    ----
Fang Zhong              $(2,022,604)    $(2,399,321)    $(1,671,077)      none
Hu Min                  $     5,970     $   (41,667)    $     5,970       none
Fang Weijun             $      (440)    $   (48,077)    $      (440)      none
Fang Wei Feng           $   (77,744)    $  (125,826)    $   (77,744)      none
--------------------------------------------------------------------------------

Item 7.01 Regulation FD Disclosure.

A press release dated November 10, 2005, discussing the Agreement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information contained in this Item 7.01, including the accompanying exhibit, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liability of that section. The information contained in this Item 7.01, including the accompanying exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2005                Xerion EcoSolutions Group Inc.
                                       a Colorado corporation


                                       By: /s/ Fang Zhong
                                           -------------------------------------
                                           Fang Zhong
                                           Chief Executive Officer and President